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                                                                EXHIBIT 3.1 (BJ)

                                            FILED BY:

                                               CT CORPORATION SYSTEM
                                               ROOM 1815
                                               235 MONTGOMERY STREET
                                               SAN FRANCISCO, CALIFORNIA 94104

                           ARTICLES OF INCORPORATION

                                       OF

                        CASTLE & COOKE FRESH FRUIT, INC.

                                   * * * * * *

         FIRST. The name of the corporation is

                        CASTLE & COOKE FRESH FRUIT, INC.

         SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

         THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

         To engage in any activity for which corporations may be formed under the Nevada Revised Statutes.

         FOURTH. The total number of shares that may be issued by the corporation is two thousand five hundred (2,500) shares without nominal or par value.

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         Such shares without nominal or par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the board of directors.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows:

     NAME                                                 POST-OFFICE ADDRESS
-----------------                                       -----------------------
Robert D. Cook                                          50 California Street
                                                        San Francisco, CA 94111

William J. Hain                                         50 California Street
                                                        San Francisco, CA 94111

Robert R. Nielsen                                       50 California Street
                                                        San Francisco, CA 94111

         SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

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

         SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

      NAME                                        POST-OFFICE ADDRESS
----------------                                -----------------------
Barbara Cannizzo                                235 Montgomery Street
                                                San Francisco, CA 94104

William F. Knees                                235 Montgomery Street
                                                San Francisco, CA 94104

John W. Weybrew                                 235 Montgomery Street
                                                San Francisco, CA 94104

         EIGHTH. The corporation is to have perpetual existence.

         NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of

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the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

         TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

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                  WE, THE UNDERSIGNED, being each of the incorporators
hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of October, 1983.

                                      /s/ Barbara Cannizzo
                                      -----------------------------------------
                                      Barbara Cannizzo

                                      /s/ William F. Knees
                                      -----------------------------------------
                                      William F. Knees

                                      /s/ John W. Weybrew
                                      -----------------------------------------
                                      John W. Weybrew

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

STATE OF CALIFORNIA
CITY AND
COUNTY OF SAN FRANCISCO

                  On this 27th day of October 1983, before me, a Notary Public, personally appeared Barbara Cannizzo, William F. Knees and John W. Weybrew, who severally acknowledged that they executed the above instrument.

                                                   /s/ N. David Weir
                                                   -----------------------------
                                                   N. David Weir, Notary Public

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       CASTLE & COOKE FRESH FRUIT COMPANY
                                   ----------

Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The name of the Corporation is Castle & Cooke Fresh Fruit Company, a Nevada corporation.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions by written consent on April 17, 1997:

         NOW, THEREFORE, BE IT RESOLVED: That the undersigned, being all of the directors of the Corporation, hereby consent in writing to the corporate actions hereinbelow described:

         1. The change of the name of the Corporation from "CASTLE & COOKE FRESH FRUIT COMPANY" to "DOLE HOLDINGS INC."

         2. The amendment of the Articles of Incorporation in the following respects:

               a. The amendment of Article First of the Articles of Incorporation to read in its entirety as follows:

                      "The name of the Corporation shall be

                               DOLE HOLDINGS INC."

               b. The amendment of the title of the Articles of Incorporation to read in its entirety as follows:

                           "ARTICLES OF INCORPORATION
                                       OF
                               DOLE HOLDINGS INC."

               c. The replacement of the words "CASTLE & COOKE FRESH FRUIT COMPANY" wherever they appear in the Articles of Incorporation with the words "DOLE HOLDINGS INC."

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THIRD:The total number of outstanding shares having voting power of the corporation is 100; and the total number of votes entitled to be cast by the holder of all of said outstanding shares is 100.

FOURTH: The holder of all of the aforesaid total number of outstanding shares having voting power, to wit, 100 shares, dispensed with the holding of a meeting of stockholder and adopted the amendments herein certified by a consent in writing signed by the sole shareholder in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on May 9, 1997

                                             CASTLE & COOKE FRESH FRUIT COMPANY

                                             /s/ David W. Perrigo
                                             ----------------------------------
                                             David W. Perrigo
                                             Its Vice President - Taxes

                                             /s/ Theresa L. Hoover
                                             ----------------------------------
                                             Theresa L. Hoover
                                             Its Assistant Secretary

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STATE OF CALIFORNIA        )
                           )Section
COUNTY OF LOS ANGELES      )

                  On May 9, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, David W. Perrigo, as Vice President
- Taxes of Castle & Cooke Fresh Fruit Company, and Theresa L. Hoover, as Assistant Secretary of Castle & Cooke Fresh Fruit Company, who acknowledged that they executed the above instrument.

                                          /s/ Walter L. Johnson
                                          --------------------------------------
                                          Notary Public

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